Exhibit 99.1

Brookline Bancorp Announces 2009 Second Quarter Earnings and Dividend Declaration

BROOKLINE, Mass.--(BUSINESS WIRE)--July 16, 2009--Brookline Bancorp, Inc. (the “Company”) (NASDAQ: BRKL) announced today its earnings for the 2009 second quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable August 17, 2009 to stockholders of record on July 31, 2009.

The Company earned $4,678,000, or $0.08 per share on a basic and diluted basis, for the quarter ended June 30, 2009 compared to $3,674,000, or $0.06 per share on a basic and diluted basis, for the quarter ended June 30, 2008. Net income for the first half of 2009 was $8,121,000, or $0.14 per share on a basic and diluted basis, compared to $6,369,000, or $0.11 per share on a basic and diluted basis, for the first half of 2008. Operating highlights included:

  Improvement in net interest margin in both the 2009 second quarter and six month periods
  $173.1 million (13.0%) of deposit growth in the first half of 2009, $64.6 million of which occurred in the 2009 second quarter
  Reduced provisions for loan losses, especially in the 2009 second quarter, due primarily to a significant decline in indirect automobile loan net charge-offs
  Receipt of $1,614,000 of income in the 2009 second quarter resulting from full payment of a loan on which there was unaccreted discount
  An FDIC insurance special assessment of $1,102,000 charged to expense in the 2009 second quarter
  A $346,000 gain on the sale of mortgage-backed securities in the 2009 second quarter
  Recognition of impairment losses on securities, net of non-credit losses, in the first quarters of 2009 and 2008 of $726,000 and $1,249,000, respectively
  A $582,000 penalty from prepayment of $13.5 million of borrowings from the Federal Home Loan Bank of Boston (“FHLB”) with a weighted average interest rate of 4.95% charged to earnings in the 2009 second quarter
  No dividend income on FHLB stock in the first half of 2009 compared to $729,000 of dividend income in the first half of 2008
  Foregone interest income of $335,000 in the first half of 2009 due to a $22.5 million reduction in the average balance of stockholders’ equity resulting from the payment of semi-annual extra dividends

Excluding the $1,614,000 of income referred to above, net interest income was higher in the second quarter and six month periods in 2009 than in the comparable 2008 periods by 11.9% and 11.7%, respectively, due to asset and deposit growth and improvement in net interest margin. The average balance of interest-earning assets grew $166 million (7.0%), all of which was in loans, between the 2009 and 2008 second quarters and $186 million (7.9%) between the first half of 2009 and 2008. Much of the deposit growth in the first half of 2009 was used to pay off higher cost borrowed funds and brokered deposits. Net interest margin improved to 3.41% in the 2009 second quarter (3.16% excluding the $1,614,000 of income) from 3.00% in the 2009 first quarter and 3.03% in the 2008 second quarter. In those same periods, interest rate spread improved to 2.85% (2.60% excluding the $1,614,000 of income) from 2.38% and 2.21%, respectively.

As a member of the FHLB, the Company is obliged to own stock in the FHLB based on its level of borrowings from the FHLB. At June 30, 2009, the Company owned $36.0 million of FHLB stock, $8.8 million of which was in excess of its required level of ownership. Due to reported losses, the FHLB has restricted redemption of excess levels of stock ownership and ceased the payment of dividends on its stock. The Company does not expect to receive any dividend income from the FHLB in 2009.

The provision for credit losses was $1,876,000 in the 2009 second quarter compared to $2,579,000 in the 2008 second quarter and $4,677,000 in the first half of 2009 compared to $4,693,000 in the first half of 2008. The provision is comprised of amounts relating to the indirect automobile (“auto”) portfolio, equipment finance and small business loans originated by a subsidiary (“Eastern”), and the remainder of the Company’s loan portfolio and unfunded credit commitments.

The auto loan portfolio amounted to $573.2 million at June 30, 2009 compared to $597.2 million at December 31, 2008. The decline resulted from lower loan originations as the auto industry experienced a significant decline in sales. Underwriting continues to be conservative as only 2.9% of the $107.9 million of loans originated in the first half of 2009 were to borrowers with credit scores below 660. The average credit score of the borrowers related to these loan originations was 759. Auto loans delinquent over 30 days amounted to $10.6 million, or 1.86% of loans outstanding, at June 30, 2009 compared to $13.1 million (2.20%) at December 31, 2008.

Auto loan net charge-offs declined to $1,222,000 (or 0.85% of average loans outstanding on an annualized basis) in the 2009 second quarter from $1,868,000 (1.27%) in the 2009 first quarter and $1,688,000 (1.14%) in the 2008 second quarter. Net charge-offs in the first half of 2009 were $3,090,000 (1.06%) compared to $3,059,000 (1.03%) in the first half of 2008 and $6,671,000 (1.12%) in the year 2008.

The provision for auto loan losses was $1,350,000 in the 2009 second quarter compared to $2,200,000 in the 2008 second quarter and $3,450,000 in the first half of 2009 compared to $3,746,000 in the first half of 2008. The allowance for auto loan losses increased from $7,937,000, or 1.33% of loans outstanding, at December 31, 2008 to $8,297,000 (1.45%) at June 30, 2009.

The provision for Eastern loans was $296,000 in the 2009 second quarter compared to $129,000 in the 2008 second quarter and $647,000 in the first half of 2009 compared to $397,000 in the first half of 2008. Additionally, write-downs of assets acquired through repossession amounted to $162,000, $15,000, $356,000 and $134,000 in those respective periods. The annualized rate of net charge-offs, combined with write-downs of assets acquired, equaled 1.15% in the first half of 2009 compared to 0.65% in the 2008 second quarter and 0.84% in the year 2008.

Eastern loans delinquent over 30 days decreased from $2,929,000 (1.99% of loans outstanding) at December 31, 2008 to $2,326,000 (1.52%) at June 30, 2009. The total of Eastern loans on watch, restructured loans and non-accrual loans decreased from $8,049, 000 at December 31, 2008 to $7,576,000 at June 30, 2009. The allowance for Eastern loan losses was $2,715,000, or 1.77% of loans outstanding at June 30, 2009 compared to $2,577,000 (1.75%) at December 31, 2008.

The remainder of the Company’s loan portfolio at June 30, 2009, which amounted to $1.523 billion (including unfunded credit commitments of $120 million), grew $57.9 million in the first half of 2009. The portfolio was comprised primarily of commercial real estate loans ($501 million), multi-family mortgage loans ($399 million), residential mortgage loans ($350 million), commercial loans ($186 million), home equity loans ($48 million) and construction loans ($35 million). Loans on non-accrual amounted to $4,097,000 at June 30, 2009 compared to $2,950,000 at December 31, 2008 and other loans on watch were $12.2 million at June 30, 2009 compared to $10.1 million at December 31, 2008.

Impairment losses on securities in the first quarters of 2009 and 2008 were $726,000 and $1,249,000, respectively, as a result of write-downs in the carrying value of perpetual preferred stocks and a trust preferred security. In the 2009 second quarter, the market value of the securities written down in the 2009 first quarter increased by $613,000; that amount, net of income taxes, is included in other comprehensive income at June 30, 2009.

The reduction in fees, charges and other income of $236,000 in the 2009 second quarter compared to the 2008 second quarter and of $213,000 in the first half of 2009 compared to the first half of 2008 resulted from less deposit service fees and lower loan prepayment fees.

Non-interest expenses were $2,108,000 (20.2%) higher in the 2009 second quarter than in the 2008 second quarter and $2,525,000 (12.2%) higher in the first half of 2009 than in the first half of 2008. The increases resulted primarily from higher FDIC insurance ($1,928,000 between the six month periods, $1,102,000 of which related to the special assessment in the 2009 second quarter), expenses resulting from the addition of a new branch, higher marketing expense and professional fees in connection with addressing compliance matters outlined in a regulatory Order reported in the previous quarter. Partially offsetting the increased expenses was a $987,000 reduction in expense for restricted stock awards in the first half of 2009 compared to the first half of 2008.

The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands except share data)

	June 30,	December 31,	June 30,
	2009	2008	2008
ASSETS
Cash and due from banks	$18,363	$22,270	$17,139
Short-term investments	98,364	99,082	86,737
Securities available for sale	286,744	292,339	316,052
Securities held to maturity (market value of $146, $171 and $175, respectively)	135	161	166
Restricted equity securities	36,335	36,335	32,638
Loans	2,146,311	2,105,551	1,983,313
Allowance for loan losses	(29,373)	(28,296)	(25,722)
Net loans	2,116,938	2,077,255	1,957,591
Accrued interest receivable	8,844	8,835	8,899
Bank premises and equipment, net	10,309	10,218	9,489
Deferred tax asset	10,686	13,328	12,247
Prepaid income taxes	2,587	193	462
Goodwill	43,241	43,241	43,241
Identified intangible assets, net of accumulated amortization of $9,113, $8,369 and $7,494, respectively	3,839	4,583	5,458
Other assets	4,728	5,165	4,497
Total assets	$2,641,113	$2,613,005	$2,494,616

LIABILITIES AND EQUITY
Retail deposits	$1,500,959	$1,327,844	$1,282,114
Brokered deposits	-	26,381	27,047
Borrowed funds	628,768	737,418	652,798
Mortgagors’ escrow accounts	5,846	5,655	5,478
Accrued expenses and other liabilities	18,165	20,040	20,122
Total liabilities	2,153,738	2,117,338	1,987,559

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 64,404,419 shares, 63,746,942 shares and 63,742,994 shares issued, respectively	644	637	637
Additional paid-in capital	523,140	518,712	517,268
Retained earnings, partially restricted	24,299	38,092	53,433
Accumulated other comprehensive income (loss)	2,378	1,385	(393)
Treasury stock, at cost - 5,373,733 shares	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP - 497,681 shares, 522,761 shares and 548,868 shares, respectively	(2,713)	(2,850)	(2,993)
Total Brookline Bancorp, Inc. stockholders’ equity	485,641	493,869	505,845
Noncontrolling interest in subsidiary	1,734	1,798	1,212
Total equity	487,375	495,667	507,057

Total liabilities and equity	$2,641,113	$2,613,005	$2,494,616

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Consolidated Statements of Income (In thousands except share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Interest income:
Loans	$33,308	$30,852	$64,862	$61,806
Debt securities	2,845	3,740	5,920	7,156
Marketable equity securities	21	55	43	123
Restricted equity securities	2	326	4	733
Short-term investments	46	405	248	1,411
Total interest income	36,222	35,378	71,077	71,229

Interest expense:
Retail deposits	8,180	10,163	16,760	21,676
Brokered deposits	75	569	424	1,480
Borrowed funds	6,151	6,600	12,970	12,803
Subordinated debt	-	-	-	65
Total interest expense	14,406	17,332	30,154	36,024

Net interest income	21,816	18,046	40,923	35,205
Provision for credit losses	1,876	2,579	4,677	4,693
Net interest income after provision for credit losses	19,940	15,467	36,246	30,512

Non-interest income:
Fees, charges and other income	887	1,123	1,904	2,117
Penalty from prepayment of borrowed funds	(582)	-	(582)	-
Gain on sales of securities	346	-	346	-
Loss on impairment of securities	-	-	(779)	(1,249)
Less non-credit loss on impairment of securities	-	-	53	-
Total non-interest income	651	1,123	942	868

Non-interest expense:
Compensation and employee benefits	5,294	5,210	10,260	10,558
Occupancy	1,094	905	2,139	1,839
Equipment and data processing	1,870	1,701	3,628	3,404
Professional services	576	519	1,221	1,005
FDIC insurance	1,573	37	2,003	75
Advertising and marketing	286	203	417	337
Amortization of identified intangible assets	372	438	744	876
Other	1,478	1,422	2,851	2,644
Total non-interest expense	12,543	10,435	23,263	20,738

Income before income taxes	8,048	6,155	13,925	10,642
Provision for income taxes	3,245	2,366	5,639	4,073
Net income	4,803	3,789	8,286	6,569
Less net income attributable to noncontrolling interest in subsidiary	125	115	165	200
Net income attributable to Brookline Bancorp, Inc.	$4,678	$3,674	$8,121	$6,369

Earnings per common share attributable to Brookline Bancorp, Inc.:
Basic	$0.08	$0.06	$0.14	$0.11
Diluted	0.08	0.06	0.14	0.11

Weighted average common shares outstanding during the period:
Basic	58,491,808	57,571,596	58,207,192	57,530,047
Diluted	58,494,720	57,821,388	58,275,742	57,792,627

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Average Yields / Costs

	Three months ended June 30,
	2009			2008
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$82,174	$46	0.22%	$73,119	$405	2.22%
Debt securities (2)	303,971	2,853	3.75	328,553	3,797	4.62
Equity securities (2)	37,402	31	0.33	34,009	402	4.74
Mortgage loans (3) (4)	1,221,807	18,518	6.06	1,051,557	15,594	5.93
Home equity loans (3)	46,087	423	3.68	36,291	438	4.84
Commercial loans - Eastern (3)	151,810	3,417	9.00	144,326	3,536	9.80
Other commercial loans (3)	118,580	1,380	4.66	109,966	1,511	5.50
Indirect automobile loans (3)	592,392	9,518	6.44	609,887	9,715	6.39
Other consumer loans (3)	3,882	53	5.46	3,924	58	5.91
Total interest-earning assets (4)	2,558,105	36,239	5.67%	2,391,632	35,456	5.93%
Allowance for loan losses	(28,901)			(24,892)
Non-interest earning assets	101,912			99,772
Total assets	$2,631,116			$2,466,512

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$90,872	43	0.19%	$88,338	61	0.28%
Savings accounts	90,778	233	1.03	90,768	300	1.33
Money market savings accounts	348,590	1,429	1.64	226,999	1,205	2.13
Retail certificates of deposit	856,276	6,476	3.03	816,158	8,597	4.22
Total retail deposits	1,386,516	8,181	2.37	1,222,263	10,163	3.34
Brokered certificates of deposit	5,627	75	5.35	42,275	569	5.40
Total deposits	1,392,143	8,256	2.38	1,264,538	10,732	3.40
Borrowed funds	654,478	6,151	3.72	602,133	6,600	4.34
Total interest-bearing liabilities	2,046,621	14,407	2.82%	1,866,671	17,332	3.72%
Non-interest-bearing demand checking accounts	73,366			68,077
Other liabilities	23,921			23,523
Total liabilities	2,143,908			1,958,271
Brookline Bancorp, Inc. stockholders’ equity	485,521			506,606
Noncontrolling interest in subsidiary	1,687			1,635
Total liabilities and equity	$2,631,116			$2,466,512
Net interest income (tax equivalent basis)/interest rate spread (4) (5)		21,832	2.85%		18,124	2.21%
Less adjustment of tax exempt income		16			78
Net interest income		$21,816			$18,046
Net interest margin (4) (6)			3.41%			3.03%
(1)	Tax exempt income on equity securities and municipal obligations is included on a tax equivalent basis.

(2)

Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3)	Loans on non-accrual status are included in average balances.

(4)

In the 2009 period, interest income includes $1,614 due to the payoff of a loan on which there was unaccreted discount. Excluding this income, the yield on mortgage loans and interest-earning assets would have been 5.53% and 5.42%, respectively. Interest rate spread and net interest margin would have been 2.60% and 3.16%, respectively.

(5)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Selected Financial Ratios and Other Data

	Three months ended			Six months ended
	June 30,			June 30,
	2009		2008	2009	2008

Performance Ratios (annualized):
Return on average assets	0.71%		0.60%	0.62%	0.52%
Return on average stockholders' equity	3.85%		2.90%	3.33%	2.50%
Interest rate spread	2.85%	(A)	2.21%	2.61%	2.12%
Net interest margin	3.41%	(A)	3.03%	3.21%	2.99%

(A) Excluding interest income of $1,614,000 due to the payoff of a loan on which there was unaccreted discount, interest rate spread and net interest margin would have been 2.60%
    and 3.16%, respectively.

Dividends paid per share during period	$0.085		$0.085	$0.37	$0.37

	At	At	At
	June 30,	December 31,	June 30,
	2009	2008	2008
	(dollars in thousands except per share data)
Capital Ratio:
Stockholders' equity to total assets	18.39%	18.90%	20.28%
Tangible stockholders’ equity to total assets	16.78%	17.39%	18.69%

Asset Quality:
Non-accrual loans	$6,954	$6,059	$5,222
Non-performing assets	8,799	8,195	6,939
Allowance for loan losses	29,373	28,296	25,722
Allowance for loan losses as a percent of total loans	1.37%	1.34%	1.30%
Non-performing assets as a percent of total assets	0.33%	0.31%	0.28%

Per Share Data:
Book value per share	$8.23	$8.46	$8.67
Tangible book value per share	7.43	7.64	7.83
Market value per share	9.32	10.65	9.55

CONTACT:
Brookline Bancorp, Inc.
Paul R. Bechet, 617-278-6405
Chief Financial Officer